UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2017

U.S. Rare Earth Minerals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

23 South Sixth, Panaca, Nevada	89042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-920-7507

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 502. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

The Board of Directors, on July 11, 2017, accepted the resignation of Director Daniel Potente.

Item 502(d). Election of a new director, other than by shareholder vote.

On July 11, 2017, the Board of Directors of the Company elected Nathan Marks a Director of the Company.

Nathan Marks (47) was elected to the Board of Directors on July 11, 2017. He is owner of M&M Ag Supply in, Nampa, ID. M&M Ag Supply sells organic soil amendments and new & reconditioned spreaders to farmers throughout the United States. Excelerite® in M&M Ag’s number one selling amendment.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.

Dated: July 13, 2017	By:	/s/ D. Quincy Farber
D. Quincy Farber President and Director

July 13, 2017

	By:	/s/ Donita Kendig
Donita Kendig Chief Financial Officer and Director

3